UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2013

TRANSGENOMIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30975	911789357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12325 Emmet Street, Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400

 (Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2013, at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Transgenomic, Inc. (the “Company”), the Company’s stockholders voted on two proposals: (1) the election of one Class I director for a three-year term ending in 2016; and (2) an advisory vote to approve named executive officer compensation. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2013.

As of the close of business on March 27, 2013, the record date for the Annual Meeting, there were a total of 88,245,725 shares of Common Stock outstanding and entitled to vote, and 2,586,205 shares of Series A Convertible Preferred Stock outstanding and entitled to vote. Each share of Common Stock was entitled to one vote on each matter to be voted on at the Annual Meeting. Each share of Series A Preferred Stock was entitled to four votes on each matter to be voted on at the Annual Meeting, except for Proposal One, the election of one Class I director for a three-year term ending in 2016. At the Annual Meeting, 45,685,340 shares of Common Stock and 2,586,205 shares of Series A Preferred Stock were represented in person or by proxy and, therefore, a quorum was present.

The final results for the votes regarding each proposal are set forth below.

Proposal Number One: Stockholders elected Craig J. Tuttle as a Class I director for a three-year term ending in 2016 and until his respective successor shall be elected and qualified or until his earlier resignation or removal. The results of the vote were as follows:

For	Withhold	Broker Non Votes
25,322,890	20,362,450	0

Proposal Number Two: Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the vote were as follows:

For	Against	Abstain	Broker Non Votes
36,151,131	19,521,842	357,187	0

No other items were presented for stockholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2013	TRANSGENOMIC, INC. By: /s/ Mark P. Colonnese Mark P. Colonnese Chief Financial Officer